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                                                                    Exhibit 23.3

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32106 and 333-84946) of Sabre Holdings Corporation of our report dated January 14, 2002, except for Note 16, as to which the date is March 26, 2002, with respect to the financial statements of Travelocity.com Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                   /s/ Ernst & Young LLP

April 4, 2002
Dallas, Texas